EXHIBIT (11)




EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)

                                Three Months Ended       Six Months Ended
                                __________________      __________________

                                June 29,   July 1,      June 29,   July 1,
                                  1996      1995          1996      1995
                                ________   _______      ________   _______
PRIMARY:
             NET INCOME         $  1,320   $   431      $    329   $ 1,314
                                ________   _______      ________   _______
                                ________   _______      ________   _______


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,200    12,243        11,198    12,243

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                  5        18             4        19

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price                -0-     1,826           -0-     1,789
                                ________   _______      ________   _______

          TOTAL SHARES            11,205    14,087        11,202    14,051
                                ________   _______      ________   _______
                                ________   _______      ________   _______



         PER SHARE AMOUNT       $    .12   $   .03      $    .03   $   .09
                                ________   _______      ________   _______
                                ________   _______      ________   _______




FULLY DILUTED:
  Net income                    $  1,320   $   431      $    329   $ 1,314
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                   -0-       -0-           -0-       -0-
                                ________   _______      ________   _______

       ADJUSTED NET INCOME      $  1,320   $   431      $    329   $ 1,314
                                ________   _______      ________   _______
                                ________   _______      ________   _______


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                Three Months Ended       Six Months Ended
                                __________________      __________________

                                June 29,   July 1,      June 29,   July 1,
                                  1996      1995          1996      1995
                                ________   _______      ________   _______
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,200    12,243        11,198    12,243

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                          6        22             6        22

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                        -0-     1,826           -0-     1,789

Net effect of conversion of
 convertible subordinated
 debentures (A)                      -0-       -0-           -0-       -0-
                                ________   _______      ________   _______

             TOTAL SHARES         11,206    14,091        11,204    14,054
                                ________   _______      ________   _______
                                ________   _______      ________   _______



         PER SHARE AMOUNT       $    .12   $   .03      $    .03   $   .09
                                ________   _______      ________   _______
                                ________   _______      ________   _______



(A) Conversion of convertible subordinated debentures to 1,391 shares with an after-tax interest requirement of $473 for the three months ended June 29, 1996 and July 1, 1995, respectively and of $945 for the six months ended June 29, 1996 and July 1, 1995, respectively has been excluded from computation since the effect was anti-dilutive.